Exhibit 99.3

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the "Agreement") dated this 29th day of September, 2009,

BETWEEN

ASI Capital of 980 American Pacific Drive #111, Henderson, NV 89014
(the "First Party")
OF THE FIRST PARTY

and

Davcap LLC of 980 American Pacific Drive #111, Henderson, NV 89014
(the "Second Party")
OF THE SECOND PARTY

BACKGROUND

A.	The First Party and the Second Party are presently bound by the following contract (the "Contract") dated September 29th, 2008: “Promissory Note” (exhibit A)

B.	The First Party and the Second Party wish to terminate the Contract and resolve any and all rights and obligations arising out of the Contract.

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Termination

1.	By this Agreement the First Party and the Second Party mutually terminate and cancel the Contract effective September 29th, 2009.

Outstanding Obligations

2.
The First Party and the Second Party acknowledge by this Agreement that the consideration provided and received by each other is fair, just and reasonable and that no additional consideration, compensation or obligation will be due, payable or owing with regard to the Contract as of the execution date of this Agreement.

Release

3.
By this Agreement the First Party and the Second Party release each other from any and all claims, causes of action, demands, and liabilities of whatever nature which either party had in the past, has now or may have in the future arising from or related to the Contract.

Governing Law

4.
The First Party and the Second Party submit to the jurisdiction of the courts of the State of Nevada for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement. This Termination Agreement will be enforced or construed according to the laws of the State of Nevada.

Miscellaneous Provisions

5.	Time is of the essence in this Agreement.

6.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

7.	This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.

8.
Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

9.
If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

10.
This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

11.
This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the First Party and the Second Party and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.

12.
Any notices or delivery required in this Agreement will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

13.	All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the parties have duly affixed their signatures under hand and seal on this 29th day of September, 2009.

/s/ ERIC M. POLIS ASI Capital By Eric M. Polis, Corporate Secretary
/s/ JERRY E. POLIS Davcap, LLC By Davric Corporation, Manager By Jerry E. Polis, President	/s/ STEPHEN J. BYRNE Davcap, LLC By Capsource, Inc., Manager By Stephen J. Byrne, President

EXHIBIT A

(Promissory Note incorporated by reference to Exhibit 99.1 to Form 8-K dated October 3, 2008)